UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM 8-K
___________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): June 20, 2024 (June 17, 2024)
WD-40 COMPANY
(Exact Name of Registrant as specified in its charter)
___________

Delaware (State or other jurisdiction of incorporation or organization)	000-06936 (Commission File Number) WD 40 CO (Commission Company Name)	95-1797918 (I.R.S. Employer Identification Number)
9715 Businesspark Avenue, San Diego, California 92131
(Address of principal executive offices, with zip code)
(619) 275-1400
(Registrant’s telephone number, including area code)
n/a
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, par value $0.001 per share	WDFC	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

ITEM 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Gregory A. Sandfort, Non-Executive Chair; Reduction in Board Size
(b)    On June 17, 2024, Gregory A. Sandfort, the non-executive Chair of the Board of Directors (the “Board”) of WD-40 Company (the “Company”), notified the Board of his decision to retire from the Company’s Board, effective as of the 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”), which is currently scheduled for December 12, 2024. Mr. Sandfort’s decision to retire and not stand for re-election at the 2024 Annual Meeting was not due to any disagreement with the Company on any matter relating to its operations, policies or practices. Mr. Sandfort joined the Company’s Board in 2011 and had served as the Board’s lead independent director for two years before being elected its non-executive Chair in December 2022. He also currently serves as a member of the Compensation Committee, the Corporate Governance Committee, and the Finance Committee and will continue to serve on the Board until the 2024 Annual Meeting.

Effective upon Mr. Sandfort’s retirement from the Board, the size of the Company’s Board will be reduced from 11 to 10 directors.
ITEM 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Bylaws

On June 17, 2024, in connection with a periodic review of the Company’s bylaws and upon the recommendation of the Corporate Governance Committee, the Board approved and adopted the Company’s Amended and Restated Bylaws (as amended, the “Bylaws”), effective immediately. The Bylaws include:

▪    an enhancement to procedural mechanics in connection with stockholder nominations of directors by shortening the time in which the Secretary will respond to a nominating stockholder’s request for a written questionnaire (containing information regarding a nominee’s background and qualifications and other information that the Company reasonably requires to assist the Company in determining the eligibility of such nominee to serve as a director or independent director of the Company) from 10 business days to five business days;

▪    a revision to clarify the definition of Stockholder Associated Person; and

▪    two updates to the forum for adjudication of disputes or claims arising under the Securities Act of 1933 (i) involving an indispensable party, and (ii) a stockholder bringing a Foreign Action as defined in the Bylaws and such stockholder consenting to the personal jurisdiction of the Court of Chancery of the State of Delaware.

In addition, certain other technical, ministerial, clarifying and conforming changes were made to the Bylaws.

The foregoing general description of the amendments to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is filed hereto as Exhibit 3.2 and incorporated herein by reference.
ITEM 7.01.    Regulation FD Disclosure.

On June 18, 2024, the Company issued a press release announcing Mr. Sandfort’s retirement as a director and as its non-executive Chair of the Company’s Board, effective as of the 2024 Annual Meeting. The full text of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information in Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
ITEM 9.01.    Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description

3.2	Amended and Restated Bylaws of WD-40 Company, adopted June 17, 2024
99.1	Press Release Announcing Planned Director Retirement, dated June 18, 2024
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WD-40 Company

(Registrant)

Date: June 20, 2024	/s/ PHENIX Q. KIAMILEV
Phenix Q. Kiamilev

Vice President, General Counsel and

Corporate Secretary